Exhibit 23(b)


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 8,000,000 shares of common stock of Butler National Corporation, of our report date July 26, 1997, included in Butler National Corporation's Annual Report on Form 10-K for the year ended April 30, 1997, and to all references to our firm included in this Registration Statement.




                                                  ARTHUR ANDERSEN LLP


Kansas City, Missouri
February 20, 1998